Pamela Peeters Productions

New York, September 5, 2011

Clenergen Corporation
Mark Quinn, Chairman and CEO
3753 Howard Hughes Parkway,
Suite 200, Las Vegas,
NV 89169, USA

Dear Mark

Contrary to a premature press release announcement, It is my decision to not assume the position as a Director of Clenergen Corporation, as the company was not able to provide Directors and Officer’s Insurance as a requirement for me in order to join the Board.

I look forward to take on this position when the right insurance requirements are met.

Highest regards

Pamela Peeters
Environmental Economist.

/s/ Pamela Peeters

360- B Greenwich street,
New York, NY 10013
(telephone) 917 696 6264
(email): info@pamelapeeters.com
(home page): www.pamelapeeters.com